EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45829) pertaining to the 1997 Stock Option Plan, the Registration Statement (Form S-8 No. 333-66323) pertaining to the Schuff International, Inc. 1997 Stock Option Plan (Amended and Restated as of April 24, 1998), the Registration Statement (Form S-8 No. 333-66325) pertaining to the Schuff International, Inc. 1998 Director Compensation Plan, the Registration Statement (Form S-8 No. 333-107099) pertaining to the Schuff International, Inc. Director Compensation Plan, the Registration Statement (Form S-8 No. 333-82279) pertaining to the Schuff International, Inc. 1999 Employee Stock Purchase Plan and the Registration Statement (Form S-8 No. 333-89542) pertaining to the Schuff International, Inc. 1999 Employee Stock Purchase Plan (Amended as of May 20, 2002) of our report dated February 15, 2002, with respect to the consolidated financial statements of Schuff International, Inc. for the year ended December 31, 2001, included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
March 29, 2004